UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2016

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3022 North Hollywood Way. Burbank, CA 91505

(Address of Principal Executive Offices) (Zip Code)

818 260 0930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On January, 6 2017 the Company’s bankruptcy counsel filed the Reorganized Debtor’s Notice of Motion and Motion for: 1. Entry of Final Decree Closing Chapter 11 Case, and 2. Approval of Stipulation and Agreement in Connection Therewith and Memorandum of Points and Authorities and Declaration of Dane Medley (the “Pleadings”). The hearing date for this motion is January 31, 2017 at the federal courthouse in Los Angeles. The Pleadings request that the bankruptcy court issue a final decree to close the bankruptcy case. If approved by the bankruptcy court, the Company’s reorganization plan will no longer be subject to bankruptcy court jurisdiction.

Item 9.01 Financial Statements and Exhibits

Exhibit 1. Reorganized Debtor’s Notice of Motion and Motion For: 1. Entry of Final Decree Closing Chapter 11 Case, and 2. Approval of Stipulation and Agreement in Connection Therewith; Ex Parte Motion for Continuance Of Post Confirmation Status Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

By	/s/ Dane Medley
Name:	Dane Medley
Title:	President

Date: January 18, 2017